Exhibit (c)(10)
                                                             ---------------

                               PLEDGE AGREEMENT
                               ----------------

                    PLEDGE AGREEMENT, dated as of February 25,
          1998, made by David E. Dovenberg (the "Pledgor"), to
          Universal Hospital Services, Inc. (the "Pledgee").

                    WHEREAS, to secure the repayment of monies loaned to the Pledgor by the Pledgee pursuant to the terms of that certain Secured Promissory Note by the Pledgor, as Maker, dated of even date herewith (the "Note"), the Pledgor has agreed to enter into this Pledge Agreement;

                    NOW, THEREFORE, in consideration of the
          benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with Pledgee as follows:

                              1.    SECURITY FOR NOTES, ETC.  This
          Agreement is for the benefit of the Pledgee to secure the payment due of the principal of and interest on the Note, the payment of all other obligations and liabilities of the Pledgor, now existing or hereafter incurred under, arising out of or in connection with the Note and the due performance and compliance with the terms of the Note by the Pledgor (all such principal, interest, obligations and liabilities, collectively, the "Secured Obligations").

                              2.    DEFINITION OF STOCK.  As used
          herein, the term "Stock" shall mean the issued and outstanding shares of common stock, par value $.01 per share, of the Pledgee set forth on Annex A hereto (the "Initial Stock"), together with all issued and outstanding shares of capital stock of the Pledgee hereafter acquired by the Pledgor with respect to the Initial Stock, whether by stock dividend, stock split, recapitalization or otherwise (including without limitation pursuant to any transaction described in paragraph 6 hereof).

                              3.    PLEDGE OF STOCK, ETC.

                              3.1    Pledge.  To secure the Secured
          Obligations and for the purposes set forth in Section 1, the Pledgor: (a) hereby grants to the Pledgee a security interest in all of the Collateral (as defined in Section 3.3); (b) hereby pledges and deposits as security with the Pledgee (except as otherwise permitted below) the Stock and delivers to the Pledgee certificates therefor accompanied by stock powers duly executed in blank by the Pledgor or such other instruments of transfer as are acceptable to the Pledgee; and (c) hereby assigns, transfers, hypothecates, mortgages, charges and sets over to the Pledgee all of the Pledgor's right, title and interest in and to such Stock (and in and to the certificates or instruments evidencing such Stock), to be held by the Pledgee upon the terms and conditions set forth in this Agreement.

                              3.2    Subsequently Acquired Stock.
          If the Pledgor shall acquire (by stock dividend or otherwise) any additional Stock at any time or from time to time after the date hereof, the Pledgor will forthwith pledge and deposit such Stock as security with the Pledgee and deliver to the Pledgee certificates therefor accompanied by stock powers duly executed in blank by the Pledgor or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by the Pledgor describing such Stock and certifying that the same has been duly pledged with the Pledgee hereunder.

                              3.3    Definitions of Pledged Stock
          and Collateral. All Stock in which the Pledgor now or hereafter has any right, title or interest is hereinafter called the "Pledged Stock," and the Pledged Stock, together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder, is hereinafter called the "Collateral."

                              4.    APPOINTMENT OF SUB-AGENTS;
          ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged Stock, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

                              5.    VOTING, ETC., WHILE NO EVENT OF
          DEFAULT. Unless and until an Event of Default (as defined herein) shall have occurred and be continuing, the Pledgor shall be entitled to vote any and all Pledged Stock and to give consents, waivers or ratifications in respect thereof, provided that no vote shall be past or any consent, waiver or ratification given or any action taken which would violate or be inconsistent with any of the terms of this Agreement, the Note or any other instrument or agreement referred to herein or therein, or which would have the effect of impairing the position or interests of the Pledgee or any holder of the Note. All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing, and Section 7 shall become applicable. For purposes of this Agreement, "Event of Default" shall mean any Event of Default as defined under the Note.

                              6.    DIVIDENDS AND OTHER
          DISTRIBUTIONS. Unless and until an Event of Default shall have occurred and be continuing, all cash dividends payable in respect of the Pledged Stock shall be paid to the Pledgor, provided that all cash dividends payable in respect of the Pledged Stock which are determined by the Pledgee, in its absolute discretion, to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital shall be paid to the Pledgee and retained by it as part of the Collateral.
          The Pledgee shall also be entitled to receive directly, and to retain as part of the Collateral:

                                        (a)    all other or
          additional stock or securities or property (other than cash) paid or distributed by way of dividend in respect of the Pledged Stock;

                                        (b)    all other or
          additional stock or other securities or property
          (including cash) paid or distributed in respect of the Pledged Stock by way of stock split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

                                        (c)    all other or
          additional stock or other securities or property which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

                              7.    REMEDIES IN CASE OF EVENT OF
          DEFAULT. In case an Event of Default shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled, without limitation, to exercise the following rights, which the Pledgor hereby agrees to be commercially reasonable:

                                        (a)    to receive all
          amounts payable in respect of the Collateral otherwise payable under Section 6 to the Pledgor;

                                        (b)    to transfer all or
          any part of the Pledged Stock into the Pledgee's name or the name of its nominee or nominees;

                                        (c)    to vote all or any
          part of the Pledged Stock (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (the Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so); and

                                        (d)    at any time or from
          time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, or credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days' notice of the time and place of any such sale shall be given to the Pledgor. The Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of any holder of the Note may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any holder of the Note shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

                              8.    APPLICATION OF PROCEEDS.  All
          moneys collected by the Pledgee upon any sale or other disposition of the Collateral, together with all other moneys received by the Pledgee hereunder, shall be applied to the payment of all costs and expenses incurred by the Pledgee in connection with such sale, the delivery of the Collateral or the collection of any such moneys (including, without limitation, attorneys' fees and expenses), and the balance of such moneys shall be held by the Pledgee and applied by it to satisfy the Secured Obligations.

                              9.    PURCHASERS OF COLLATERAL.  Upon
          any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

                              10.    FURTHER ASSURANCES.  The
          Pledgor agrees that it will join and cooperate fully with the Pledgee in executing and filing and refiling under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as the Pledgee may deem necessary or desirable and wherever required or permitted by law in order to perfect and preserve the Pledgee's security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of the Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem advisable to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder.

                              11.    TRANSFER BY THE PLEDGOR.  The
          Pledgor will not sell or otherwise dispose of, grant any option with respect to, or create, incur, assume or suffer to exist any lien or any portion of the Collateral (except the lien created by this Agreement).

                              12.    REPRESENTATIONS, WARRANTIES
          AND COVENANTS OF THE PLEDGOR. The Pledgor represents and warrants that: (a) he is the legal, record and beneficial owner of, and has valid title to, the Stock described in Section 2 hereof, subject to no lien (except the lien created by this Agreement); (b) he has full power, authority and legal right to pledge all such Stock pursuant to this Agreement; and (c) either (i) he is not legally married or (ii) this Agreement has been duly executed by his spouse on the signature page hereof. The Pledgor covenants and agrees that he will defend the Pledgee's right, title and lien in and to the Collateral against the claims and demands of all persons; and the Pledgor covenants and agrees that he will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder.

                              13.    PLEDGOR'S OBLIGATIONS
          ABSOLUTE, ETC. The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation: (a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, the Note, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Note or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of the Note or this Agreement; (c) any furnishing of any additional security to the Pledgee or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Pledgee; or
          (d) any invalidity, irregularity or unenforceability of all or part of the Secured Obligations or of any security therefor.

                              14.    PRIVATE SALE, ETC. If at any
          time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Stock pursuant to Section 7 hereof, such Pledged Stock or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (the "Act"), the Pledgee may, in its sole and absolute discretion, sell such Pledged Stock or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration, provided that at least 10 days' notice of the time and place of any such sale shall be given to the Pledgor. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion
          (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Stock or part thereof shall have been filed under the Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale and
          (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Stock or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Stock at a price which the Pledgee, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

                              15.    TERMINATION; RELEASE.  When
          all Secured Obligations have been paid in full, this Agreement shall terminate, and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder.

                              16.    NOTICES, ETC.  Any notice,
          request, instruction or other document to be given hereunder by any party to any other party shall be in writing and delivered personally or sent by registered or certified mail or by FedEx or other nationally-recognized overnight courier, postage prepaid, as follows:

                         (a)   If to the Pledgor, to:

                               David E. Dovenberg
                               17110 Fifth Avenue North
                               Plymouth, Minnesota 55447
                               (612) 473-0026 (telephone)

                         (b)   If to the Pledgee, to:

                               Universal Hospital Services, Inc.
                               1250 Northland Plaza
                               3800 West 80th Street
                               Bloomington, Minnesota 55431-4442
                               Attention:  President
                               (612) 893-3200 (telephone)

                         with a copy to:

                               J.W. Childs Associates, L.P.
                               One Federal Street, 21st Floor
                               Boston, Massachusetts 02110
                               Attention:  Steven G. Segal
                               (617) 753-1100 (telephone)

          or to such other persons or addresses as may be designated in writing by like notice by the party to receive such notice, request, instruction or other document.

                               17.    MISCELLANEOUS.  This
          Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Pledgor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Pledgee. This Agreement may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement shall be construed in accordance with and governed by the law of the State of Minnesota. The headings of the several sections and subsections in this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.


                    IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

                                   PLEDGOR:

                                   /s/ David E. Dovenberg
                                   ------------------------------
                                   Name:  David E. Dovenberg

                                   PLEDGEE:

                                   UNIVERSAL HOSPITAL SERVICES, INC.

                                   By  /s/ Edward D. Yun
                                       --------------------------
                                         Name: Edward D. Yun
                                         Title: Vice President and Secretary

         The undersigned, as spouse of the above-named Pledgor, acknowledges that he or she has read the foregoing Pledge Agreement and agrees to bound by all of the terms thereof, including without limitation with respect to any and all right, title and interest of the undersigned in and to the Collateral.

                                   /s/ Jean Marie Dovenberg
                                   ------------------------------
                                   Signature of Spouse

                                   Jean Marie Dovenberg
                                   ------------------------------
                                   Name of Spouse



                                                                  ANNEX A TO
                                                            Pledge Agreement
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                         Description of Initial Stock
                         ----------------------------

                63,226 shares of common stock, par value
                $.01 per share of Universal Hospital
                Services, Inc., a Minnesota corporation, standing in the name of David E. Dovenberg on the books of said corporation and represented by Certificate No. 53.